As filed with the Securities and Exchange Commission on February 12, 2003

Registration No. 333-76523

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GAP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-1697231
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Two Folsom Street, San Francisco, CA 94105

(Address of Principal Executive Offices) (Zip Code)

The Gap, Inc. 1999 Stock Option Plan

The Gap, Inc. 2002 Stock Option Plan

(Full Titles of the Plans)

Lauri Shanahan, Esq.

The Gap, Inc.

Two Folsom Street

San Francisco, CA 94105

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (650) 952-4400

Copies to:

John E. Aguirre, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to Registration Statement No. 333-76523 on Form S-8 is being filed by The Gap, Inc. (the “Registrant”) to reflect the merger of the Registrant’s 1999 Stock Option Plan (the “1999 Plan”) into the Registrant’s 2002 Stock Option Plan (the “2002 Plan”), as described below.

On April 19, 1999, a total of 15,000,000 shares of common stock of the Registrant (“Shares”) issuable under the 1999 Plan were registered with the Securities and Exchange Commission (the “Commission”) pursuant to its Registration Statement No. 333-76523 on Form S-8, which 15,000,000 Shares were adjusted to 22,500,000 Shares pursuant to Rule 416(a) of the Securities Act of 1933, as amended, to reflect the Registrant’s three-for-two stock split effected on June 4, 1999. Under the terms of the 1999 Plan, the eligible non-officer regular employees of the Registrant and its designated affiliates were eligible to receive nonqualified stock options (the “Stock Options”).

On April 20, 2001, a total of an additional 30,000,000 Shares issuable under the 1999 Plan were registered with the Commission pursuant to its Registration Statement No. 333-59292 on Form S-8.

On December 13, 2002, the Registrant’s Board of Directors approved the merger of the 1999 Plan into the 2002 Plan effective as of that date (the “Plan Merger Date”), with the 2002 Plan being the surviving plan. Pursuant to such merger, the Stock Options will now be made under the 2002 Plan, on substantially the same terms and conditions as was in effect under the 1999 Plan before the Plan Merger Date, and the Shares that were available for future grant under the 1999 Plan immediately prior to that date, the Shares subject to then outstanding Stock Options, and/or any Shares that are later returned to the 1999 Plan, will now be issued under the 2002 Plan.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of The Gap, Inc. (the “Company” or the “Registrant”) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-B relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “GCL”), as such law currently exists or may be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the Bylaws of the Company, each director and officer of the Company is entitled to indemnification to the fullest extent permitted by the laws of the State of Delaware against all expenses, liabilities and losses, judgments, fines and amounts paid in settlement incurred in connection with any pending, threatened or completed action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company or serving at the request of the Company as director or officer of an entity affiliated with the Company, provided that the standards of conduct specified in the GCL have been satisfied. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine that such person is fairly and reasonably entitled to indemnification.

The Company carries insurance policies indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

4.1

Amendment No. 2 to The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement No. 333-59292, filed on February 12, 2003).

4.2

Amendment No. 1 to The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-59292, filed on April 20, 2001).

4.3	The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-76523, filed on April 19, 1999).

4.4

The Gap, Inc. 2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-103128, filed on February 12, 2003).

4.5

Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No. 1-7562).

4.6

Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.7

Amended and Restated Bylaws of The Gap, Inc. (effective January 28, 2003) (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-103128, filed on February 12, 2003).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-76523, filed on April 19, 1999).

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-76523 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 12th day of February, 2003.

THE GAP, INC.

(Registrant)

By:	/s/ PAUL S. PRESSLER
Paul S. Pressler President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-76523 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ PAUL S. PRESSLER Paul S. Pressler	President and Chief Executive Officer	February 12, 2003

Principal Financial and Principal Accounting Officer:

/s/ BYRON H. POLLITT, JR. Byron H. Pollitt, Jr.	Executive Vice President and Chief Financial Officer	February 12, 2003

Directors:

* Adrian D. P. Bellamy	Director	February 12, 2003

* Donald G. Fisher	Director	February 12, 2003

* Doris F. Fisher	Director	February 12, 2003

* Robert J. Fisher	Director	February 12, 2003

* Glenda A. Hatchett	Director	February 12, 2003

Penelope L. Hughes	Director

Bob L. Martin	Director

/s/ PAUL S. PRESSLER Paul S. Pressler	Director	February 12, 2003

Arun Sarin	Director

* Charles R. Schwab	Director	February 12, 2003

Mayo A. Shuttuck III	Director

*By:	/s/ ANNE B. GUST
Anne B. Gust Attorney-in-Fact

A majority of the members of the Board of Directors.

EXHIBIT INDEX

4.1

Amendment No. 2 to The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement No. 333-59292, filed on February 12, 2003).

4.2

Amendment No. 1 to The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-59292, filed on April 20, 2001).

4.3	The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-76523, filed on April 19, 1999).

4.4

The Gap, Inc. 2002 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-103128, filed on February 12, 2003).

4.5

Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No. 1-7562).

4.6

Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.7

Amended and Restated Bylaws of The Gap, Inc. (effective January 28, 2003) (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-103128, filed on February 12, 2003).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-76523, filed on April 19, 1999).